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                                                                     EXHIBIT 8.1

                                  April 1, 2002

Board of Directors
First Merchants Corporation
200 East Jackson Street
Muncie, IN  47305

Ladies and Gentlemen:

     We have acted as counsel for First Merchants Corporation, a corporation organized under the laws of the State of Indiana (the "Company"), and First Merchants Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), in connection with the Registration Statement on Form S-3, as amended, filed by the Company and the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), for the purpose of registering the preferred securities ("Preferred Securities") to be issued by the Trust, the Company's guarantee of the Preferred Securities and the junior subordinated debentures to be issued by the Company (the "Debentures").

     In rendering our opinion, we have reviewed (i) the Registration Statement;
(ii) the Prospectus and Prospectus Supplement, the form of Amended and Restated Trust Agreement for First Merchants Capital Trust I, the form of the Preferred Securities Guarantee Agreement, the form of the Indenture and the Form of First Supplemental Indenture, forms of which were included in or filed as exhibits to the Registration Statement; and (iii) such other materials as we have deemed necessary or appropriate as a basis for our opinion. In addition, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations, pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant.

     The opinions expressed herein are conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the documents referred to above and the accuracy of statements and representations made by officers of the Company and the Trust. We have assumed that the transactions related to the

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First Merchants Corporation
April 1, 2002
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issuance of the Preferred Securities and the Debentures will be consummated in the manner contemplated in the Registration Statement. We have further assumed, with your consent, that the Trust is a validly formed trust under the Delaware Business Trust Act.

     Based upon the foregoing, and assuming full and complete compliance with the terms of the Amended and Restated Trust Agreement, Preferred Securities Guarantee Agreement, Indenture, First Supplemental Indenture and other relevant documents, it is our opinion that:

          (1) First Merchants Capital Trust I will be characterized for United States federal income tax purposes as a grantor trust and will not be taxable as a corporation.

          (2) The Debentures to be issued by the Company to First Merchants Capital Trust will be classified for United States federal income tax purposes as indebtedness of the Company.

     The opinions expressed herein represent our conclusions as to the application of existing federal income tax law to the facts as presented to us, and we give no assurance that changes in such law or any interpretation thereof will not affect the opinions expressed by us. Moreover, there can be no assurance that this opinion will not be challenged by the Internal Revenue Service or that a court considering the issues will not hold contrary to such opinion. We express no opinion on the treatment under the income tax laws of any state other taxing jurisdiction. We assume no obligation to advise you of any changes concerning the above, whether or not deemed material, which may hereafter come or be brought to our attention. The opinions expressed herein are a matter of professional judgment and are not a guarantee of result.

     This opinion is being furnished in connection with the Registration Statement. Any variation or difference in the facts from those set forth or assumed either herein or in the Registration Statement may affect the conclusions stated herein.

     This opinion is addressed to you and is solely for your use in connection with the issuance of the Debentures and the Preferred Securities. We assume no professional responsibility to any other person or entity whatsoever. Accordingly, the opinions expressed herein are not to be utilized or quoted by or delivered or disclosed to, in whole or in part, any other person, corporation, entity or governmental authority without, in each instance, our prior written consent.

     We hereby consent to the use of our name under the caption "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus Supplement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of any applicable Section of the Act or that we

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First Merchants Corporation
April 1, 2002
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come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                               Very truly yours,

                                               /s/ Bingham McHale LLP